SYNERGY FINANCIAL GROUP, INC.

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, is effective as of this 1st day of January 2005, (hereinafter the ("Effective Date") by and between Synergy Financial Group, Inc., Cranford, New Jersey (hereinafter the "Company") and John S. Fiore (hereinafter the "Executive").

                                   WITNESSETH

         WHEREAS, the Executive has heretofore been employed by Synergy Bank (the "Savings Bank") and the Company as the President and Chief Executive Officer and is experienced in all phases of the business of the Company; and

         WHEREAS, the Company desires to be ensured of the Executive's continued active participation in the business of the Company; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's agreeing to remain in the employ of the Company, the parties desire to specify the continuing employment relationship between the Company and the Executive;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Employment. The Company hereby employs the Executive in the capacity
            ----------
of President and Chief Executive Officer. The Executive hereby accepts said employment and agrees to render such administrative and management services to the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Executive shall promote the business of the Company. The Executive's other duties shall be such as the Board of Directors for the Company (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Company.

         2. Term of Employment.  The term of employment of Executive  under this
            ------------------
Agreement shall be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter (hereinafter the "Term"). Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of such Agreement shall be extended for an additional year so that the contract is always for a thirty-six (36) month term, unless the Board of Directors makes an affirmative decision not to extend the Term and gives written notice to the Executive of such decision not to extend such Term not later than November 1 of such year. References herein to the Term of this Agreement shall refer both to the initial term and successive terms.

         3. Compensation, Benefits and Expenses.
            -----------------------------------

            (a) Base Salary.  The Company shall compensate and pay the Executive
                -----------
during the Term of this Agreement a minimum base salary at the rate of $345,000.00 per annum (hereinafter the "Base Salary"), payable in cash not less frequently than bi-weekly; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and the Executive shall be entitled to receive increases at such percentages or in such amounts as determined by the Board of Directors. The Base Salary may not be decreased without the Executive's express written consent. The Base Salary shall be offset by any Base Salary paid to the Executive by the Savings Bank.

            (b)  Discretionary   Bonus.  The  Executive  shall  be  entitled  to
                 ---------------------
participate in an equitable manner with all other senior management employees of the Company in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management executives from time to time. No other compensation shall be deemed a substitute for the Executive's right to participate in such discretionary bonuses and as declared by the Board.

            (c)  Participation  in Benefit and Retirement  Plans.  The Executive
                 -----------------------------------------------
shall be entitled to participate in and receive the benefits of any plan of the Company which may be or may become applicable to senior management relating to pension or other retirement benefit plans, supplementary retirement plan, profit-sharing, stock options or incentive plans, or other plans, benefits and privileges given to employees and executives of the Company, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Company.

            (d)  Participation  in Medical  Plans and  Insurance  Policies.  The
                 ---------------------------------------------------------
Executive shall be entitled to participate in and receive the benefits of any plan or policy of the Company which may be or may become applicable to senior management relating to life insurance, short and long term disability, medical, dental, vision, prescription drugs or medical reimbursement plans. During the term of the Executive's employment with the Company, the Executive's dependent family may participate in such programs, with the cost of premiums paid by the Company. Additionally, upon termination with Good Reason, without cause or as a result of a change in control, Executive and Executive's dependent family shall continue to be eligible to participate in medical and dental insurance plans sponsored by the Company for the remaining Term of the Agreement with the total cost of such premiums paid by the Company.

            (e)  Vacations and Sick Leave.  The  Executive  shall be entitled to
                 ------------------------
paid annual vacation leave in accordance with the policies as established from time to time by the Board of Directors, which shall, in no event, be less than five weeks per annum. In the event of termination of employment, Executive shall be paid for unused and accrued vacation at the then-current salary. The Executive shall also be entitled to an annual sick leave benefit as established by the Board for senior management employees of the Company.

            (f) Expenses. The Company shall reimburse the Executive or otherwise
                --------
provide for or pay for or pay for all reasonable expenses incurred by the Executive in furtherance of, or in connection with, the business of the Company, including, but not by way of limitation, premium country club dues, automobile and traveling expenses, industry conventions and meetings and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Company. In addition, the Company shall reimburse the Executive for the costs associated with preparation of his federal and state tax returns.

            (g)  Automobile.  The Company  will  provide the  Executive  with an
                -----------
automobile for business use. Upon termination of employment of the Executive for any reason, the Company will transfer title of ownership of such automobile to the Executive and the Executive will pay any applicable taxes.

            (h) Changes in Benefits.  The Company  shall not make any changes in
                -------------------
such plans, benefits or privileges previously described in Section 3(c), (d) and
(e) which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Company and does not result in a proportionately greater adverse change in the rights of, or benefits to the Executive, as compared with any other executive officer of the Company. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

            (i)  Other  Arrangements.  Notwithstanding  anything  herein  to the
                --------------------
contrary, the Company and the Executive may enter into additional agreements related to compensation, retirement, bonus arrangements, insurance arrangements and the like. No such additional arrangements will reduce or replace any obligations of the Company set forth herein unless specifically provided for in writing as set forth in such additional agreements.

         4. Loyalty.
            -------

            (a) The Executive shall devote his full time and attention to the performance of his employment under this Agreement. During the term of the Executive's employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Company.

            (b) Nothing contained in this Section shall be deemed to prevent or limit the right of Executive to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

         5. Standards.  During the term of this Agreement,  the Executive  shall
            ---------
perform his duties in accordance with such reasonable standards expected of executives with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

         6.  Termination and Termination  Pay. The Executive's  employment under
             --------------------------------
this Agreement shall be terminated upon any of the following occurrences:

            (a)  Death.  The  death  of the  Executive  during  the Term of this
                 -----
Agreement, in which event the Executive's estate shall be entitled to receive the compensation due the Executive through the last day of the calendar month in which Executive's death shall have occurred.

            (b) Just Cause. The Board of Directors may terminate the Executive's
                ----------
employment at any time, but any termination by the Board of Directors other than termination for Just Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall have no right to receive compensation or other benefits for any period after termination for "Just Cause". The Board may, within its sole discretion, acting in good faith, terminate the Executive for Just Cause and shall notify such Executive accordingly. Termination for "Just Cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

            (c)  Without  Just Cause.  Except as provided  pursuant to Section 9
                --------------------
hereof, in the event Executive's employment under this Agreement is terminated by the Board of Directors without Just Cause, the Company shall be obligated to continue to pay the Executive the salary provided pursuant to Section 3(a) herein plus the highest rate of bonus granted to the Executive during the prior three calendar years, for a period of thirty six (36) months from the date of termination of employment, and continued participation in all benefit plans, retirement plans and perquisites during such period or comparable compensation for such benefits to the extent that continued participation is not permissible, including, but not limited to the cost of the Executive and Executive's dependent family obtaining all health, life, disability, and other benefits which the Executive would be eligible to participate in through such date based upon the benefit levels substantially equal to those being provided Executive at the date of termination of employment.

            (d) With Good Reason.
                ----------------

               (i) The Executive may, by written notice to the Board of Directors, terminate this Agreement at any time within sixty
                    (60) days following an event constituting "Good Reason." In the event, the Executive terminates this Agreement with Good Reason, the Company shall be obligated to continue to pay the Executive the salary provided pursuant to Section 3(a) of this Agreement for a period of thirty-six months thereafter, and the cost of the Executive obtaining all health, life, disability and other benefits which the

                    Executive would be eligible to participate in through such date based upon benefit levels substantially equal to those being provided the Executive at the date of termination of employment.

                    (ii) "Good Reason" shall exist if, without the Executive's express written consent, the Company materially breaches any of its obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following:

                           (1) A material reduction in the Executive's function, duties or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance or scope from the position and attributes described herein;

                           (2)      A liquidation of dissolution of the Company;

                           (3) Failure to appoint or reappoint the Executive as Chief Executive Officer or failure to nominate or re-nominate the Executive to the Board;

                           (4)      A   reduction   in  salary  or  a   material
                                    reduction   in   benefits   or   perquisites
                                    contrary to the terms of this Agreement;

                           (5) Termination of incentive and benefit plans, programs or arrangements, or reduction of the Executive's participation to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date; or

                           (6) A requirement that the Executive relocate his principal business office outside of the area consisting of a thirty (30) mile radius from its location at the effective date of this Agreement.

                    (iii) Notwithstanding the foregoing, a reduction or elimination of the Executive's benefits under one or more benefit plans maintained by the Company or its subsidiaries as a part of a good faith, overall reduction or elimination of such plan or plans or benefits thereunder applicable to all participants in a manner that does not discriminate against the Executive (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the elimination are not available to other officers of the Company or its subsidiaries or any company that controls either of them under a plan or plans in or under which the Executive is not entitled to participate.

            (e)  Voluntary   Termination.   The  voluntary  termination  by  the
                ------------------------
Executive during the Term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors, other than pursuant to Section 9(b), in which case the Executive shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination.

         7.  Regulatory  Exclusion.   Notwithstanding  anything  herein  to  the
             ---------------------
contrary, any payments made to the Executive pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

         8. Disability.  If the Executive shall become disabled or incapacitated
            ----------
to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, the Company will pay Executive, as disability pay, a weekly payment equal to one hundred percent (100%) of Executive's weekly rate of Base Salary, on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Company in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Company; (ii) Executive's full-time employment by another employer; (iii) Executive's death; or (iv) the expiration of the term of Executive's disability insurance policy at age 65 as currently provided by the Company. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Executive during such period under the provisions of disability insurance coverage in effect for the Executive. Executive shall be eligible to receive benefits provided by the Company under the provisions of supplemental disability insurance coverage in effect for Company employees.

         9. Change in Control.
            ------------------

            (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Executive's employment during the Term of this Agreement following any Change in Control of the Savings Bank or Company, or within 24 months thereafter of such Change in Control, absent Just Cause, the Executive shall be paid an amount equal three (3) times the average annual taxable compensation paid by the Savings Bank and the Company to the CEO during the five calendar year period ending on or before such date of a Change in Control as reported on IRS Form W-2, Box 1 and IRS Form 1099, less $1.00. Said sum shall be paid in one (1) lump sum prior to such termination of service, and such payments shall be in lieu of any other future payments which the Executive would be otherwise entitled to receive under Section 6 of this Agreement. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent that the Savings Bank shall make payments to the Executive under the Employment Agreement between the Savings Bank and the Executive upon such termination of employment. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Executive by the Bank or the Company shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall refer to:

(i) the sale of all, or a material portion, of the assets of the Savings Bank or the Company; (ii) the merger or recapitalization of the Savings Bank or the Company whereby the Savings Bank or the Company is not the surviving entity;
(iii) a change in control of the Savings Bank or the Company, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Savings Bank or the Company by any person, trust, entity or group. The term "person" means an individual other than the Executive, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The provisions of this Section 9(a) shall survive any prior termination or expiration of this Agreement occurring after a Change in Control.

            (b) Notwithstanding any other provision of this Agreement to the contrary, Executive may voluntarily terminate his employment during the Term of this Agreement following a Change in Control of the Savings Bank or the Company, or within twenty-four (24) months following such Change in Control, and Executive shall thereupon be entitled to receive the payment described in
Section 9(a) of this Agreement. The provisions of this Section 9(b) shall survive any prior termination or expiration of this Agreement occurring after a Change in Control.

         10. Source of Payments.  All payments  provided in this Agreement shall
             ------------------
be timely paid in cash or check from the general funds of the Company. The Company unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive.

         11.  Withholding.  All  payments  required  to be made  by the  Company
              -----------
hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

         12.  Payment of Costs and Legal Fees.  All  reasonable  costs and legal
              -------------------------------
fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company if Executive is successful pursuant to a legal judgment, arbitration or settlement.

         13. Successors and Assigns.
             ----------------------

            (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

            (b) The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation, to all or substantially all the business or assets of the

Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

            (c) Since the Company is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

         14. Indemnification.
             ----------------

            (a) The Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) as permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not to be limited to, judgments, court costs, and attorneys' fees and the cost of reasonable settlements.

            (b) Any payments made to Executive pursuant to this Section 15 are subject to and conditioned upon compliance with 12 C.F.R. Section 545.121 and any rules or regulations promulgated thereunder.

            (c) The provisions of this Section 14 shall survive any prior termination or expiration of this Agreement.

         15. Amendment: Waiver. No provisions of this Agreement may be modified,
             -----------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Company to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         16.  Governing  Law. The  validity,  interpretation,  construction  and
              --------------
performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of New Jersey.

         17. Nature of  Obligations.  Nothing  contained  herein shall create or
             ----------------------
require the Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

         18. Headings.  The section headings contained in this Agreement are for
             --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. Severability.  The  provisions of this  Agreement  shall be deemed
             ------------
severable and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

         20. Non-Exclusivity. This Agreement is not intended to be the exclusive
             ---------------
agreement covering the employment and compensation of the Executive. Any other agreements, contracts or understandings covering the compensation and services between the Executive and the Company or any of its subsidiaries shall remain in effect and unchanged. All sums payable under this Agreement, shall be reduced in such manner and to such extent that the Savings Bank shall make payments to the Executive under the Employment Agreement between the Savings Bank and the Executive.

         21. Arbitration. Any controversy or claim arising out of or relating to
             -----------
this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Company, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Furthermore, the settlement of the dispute to be approved by the Board of the Company may include a provision for the reimbursement by the Company to the Executive for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Company may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute. Such reimbursement shall be paid within ten (10) days of Executive furnishing to the Company evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Executive. The provisions of this Section shall survive any prior termination or expiration of this Agreement.

         22. Confidential  Information.  The Executive  acknowledges that during
             -------------------------
his  employment  he will  learn  and have  access  to  confidential  information regarding the Company and its customers and businesses (hereinafter "Confidential Information"). The Executive agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Company consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Executive shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Company, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Company. The Executive shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Company, or its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Company. Executive acknowledges and agrees that the existence of this Agreement and its terms and conditions constitutes Confidential Information of the Company, and the Executive agrees not to disclose the

Agreement or its contents without the prior written consent of the Company. Notwithstanding the foregoing, the Company reserves the right in its sole discretion to make disclosure of this Agreement as it deems necessary or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Executive to comply with the provisions of this Section 22 may result in the immediate termination of the Agreement within the sole discretion of the Company, disciplinary action against the Executive taken by the Company, including, but not limited to the termination of employment of the Executive for breach of the Agreement and the provisions of this Section 22, and other remedies that may be available in law or in equity.

         23. Restrictive Covenant.  Executive acknowledges that his services are
             --------------------
special and of unique value to the Company and therefore covenants and agrees that for a period of one (1) year after termination of this Agreement, or any extensions, for any reason, whether with or without cause, he will not be employed by a financial institution or financial institution holding company whose principal office is located within twenty-five (25) miles of the main office of the Company. As a specific exception to the arbitration provision noted above, Executive acknowledges that the Company shall be entitled to seek injunctive relief in court to enforce the terms and provisions of this restrictive covenant. Nothing contained in this restrictive covenant shall prevent the Executive from serving as a consultant for the purpose of establishing a de novo financial institution provided the Executive is an independent contractor and not an employee of the financial institution. The provisions of this Section 23 shall survive any prior termination or expiration of this Agreement.

         24. Entire Agreement. This Agreement together with any understanding or
             ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date written hereinabove.


                                       SYNERGY FINANCIAL GROUP, INC.
ATTEST:


/s/ Paul T. LaCorte                    By: /s/ Kenneth S. Kasper
----------------------------               -------------------------------------
Paul T. LaCorte                            Kenneth S. Kasper, Chairman




WITNESS:

/s/ Kevin A. Wenthen                   /s/ John S. Fiore
----------------------------           -----------------------------------------
Kevin A. Wenthen, Secretary            John S. Fiore, Executive
                                       President and Chief Executive Officer